As filed with the Securities and Exchange Commission on February 28, 2011
Registration No. 333

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0168604 (I.R.S. Employer Identification No.)

3100 MAIN STREET, SUITE 900
HOUSTON, TEXAS (Address of principal executive offices)	77002 (Zip Code)

PROS HOLDINGS, INC.
2007 EQUITY INCENTIVE PLAN
(Full title of the Plan)

ANDRES REINER
CHIEF EXECUTIVE OFFICER AND PRESIDENT
PROS HOLDINGS, INC.
3100 MAIN STREET, SUITE 900
HOUSTON, TEXAS 77002
(Name and address of agent for service)
(713) 335-5151
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filed ☐	Accelerated filer ☑	Non-accelerated filer ☐	Small reporting company ☐
(do not check if a small reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
	Amount to be	Offering	Aggregate	Registration
Title of Securities to be Registered	Registered (1)	Price Per Share (2)	Offering Price (2)	Fee
2007 Equity Incentive Plan	900,000	$11.96	$10,764,000	$1,249.71
Common Stock, $0.001 par value

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the PROS Holdings, Inc. 2007 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)	Calculated solely for purposes of this offering under Rule 457(c) and (h) of the Securities Act on the basis of the average of the high and low selling price per share of Registrant’s Common Stock as reported by the New York Stock Exchange on February 25, 2011.

PART I
Information Required in the Section 10(a) Prospectus
The documents containing the information specified in Part I, Items 1 and 2, have been or will be delivered to participants in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “1933 Act”).
PART II
Information Required in the Registration Statement
Item 3. Incorporation of documents by reference
PROS Holdings, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):
a.	The Registrant’s latest Annual Report on Form 10-K containing audited financial statements for the fiscal year ended December 31, 2010, filed with the Commission on February 28, 2011.

b.	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

c.	The Registrant’s Registration Statement No. 001-33554 on Form 8-A filed with the Commission on June 21, 2007 pursuant to Section 12(b) of the 1934 Act, which describes the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock.
All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of securities
          The class of securities to be offered is registered under Section 12 of the 1934 Act.
Item 5. Interests of named experts and counsel
          Not applicable.
Item 6. Indemnification of directors and officers
Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach or alleged breach of the director’s “duty of care.” While this statute does not change directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director’s duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Registrant has adopted provisions in its certificate of incorporation that eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Registrant and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Registrant’s certificate of incorporation eliminates the personal liability of each of its directors for monetary damages resulting from any breach of his fiduciary duty as a director, except for liability:
•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law regarding unlawful dividends, stock purchases and redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other individuals against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
The Registrant’s bylaws provide that:
•	the Registrant is required to indemnify its directors and officers, subject to limited exceptions in which such directors or officers are adjudged to be liable to the Registrant;

•	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.
In addition, the Registrant has entered or will enter in the future into indemnity agreements with each of its current directors and officers. These agreements provide for the indemnification of the Registrant’s officers and directors for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.
The Registrant also has obtained directors’ and officers’ insurance to cover its directors, officers and some of the Registrant’s employees for liabilities, including coverage for public securities matters.
Reference is made to the underwriting agreement filed as Exhibit 1.1 to Registrant’s Registration Statement on Form S-1 (Registration No. 333-141884), as amended, pursuant to which the underwriters have agreed to indemnify the Registrant’s officers and directors against certain liabilities under the 1933 Act.
Item 7. Exemption from registration claimed
          Not applicable.
Item 8. Exhibits

Number	Exhibit
4.1
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1.1 of the Registrant’s Form S-1 Registration Statement (Registration No. 333-141884), declared effective by the Securities and Exchange Commission on June 27, 2007).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on January 7, 2008).

4.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on August 27, 2008).

4.4
Specimen certificate for shares of common stock (incorporated by reference to the exhibit of the same number to the Registrant’s Form S-1 Registration Statement (Registration No. 333-141884), declared effective by the Securities and Exchange Commission on June 27, 2007).

4.5	Registration Statement No. 001-33554 on Form 8-A filed with the Securities and Exchange Commission on June 21, 2007 which is incorporated herein by reference pursuant to Item 3(c).

4.6	2007 Equity Incentive Plan (which is incorporated herein by reference to Exhibit 10.3 to the Registration Statement on Form S-1 (Registration No. 333-141884), as amended).

5.1*	Opinion and consent of DLA Piper US LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of DLA Piper US LLP is contained in Exhibit 5.1.

24.1*	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

*	Filed herewith

Item 9. Undertakings.
A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “1933 Act”), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on this 28th day of February, 2011.

PROS HOLDINGS, INC.
By:	/s/ Andres Reiner
Andres Reiner
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:
          That the undersigned officers and directors of PROS Holdings, Inc., a Delaware corporation, do hereby constitute and appoint Andres Reiner and Charles H. Murphy, and each of them, the lawful attorneys-in-fact and agents with full power of substitution, each with power to act alone, and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on February 28, 2011.

Signature	Title

/s/ Andres Reiner Andres Reiner	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Charles H. Murphy Charles H. Murphy	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

/s/ Ronald Woestemeyer Ronald Woestemeyer	Executive Vice President, Strategic Business Planning and Director

/s/ William Russell William Russell	Chairman of the Board

/s/ Ellen Keszler Ellen Keszler	Director

/s/ Greg B. Petersen Greg B. Petersen	Director

/s/ Timothy V. Williams Timothy V. Williams	Director

/s/ Mariette M. Woestemeyer Mariette M. Woestemeyer	Director

EXHIBIT INDEX

Number	Exhibit
4.1
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1.1 of the Registrant’s Form S-1 Registration Statement (Registration No. 333-141884), declared effective by the Securities and Exchange Commission on June 27, 2007).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on January 7, 2008).

4.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on August 27, 2008).

4.4
Specimen certificate for shares of common stock (incorporated by reference to the exhibit of the same number to the Registrant’s Form S-1 Registration Statement (Registration No. 333-141884), declared effective by the Securities and Exchange Commission on June 27, 2007).

4.5	Registration Statement No. 001-33554 on Form 8-A filed with the Securities and Exchange Commission on June 21, 2007, which is incorporated herein by reference pursuant to Item 3(c).

4.6	2007 Equity Incentive Plan (which is incorporated herein by reference to Exhibit 10.3 to the Registration Statement on Form S-1 (Registration No. 333-141884), as amended).

5.1*	Opinion and consent of DLA Piper US LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of DLA Piper US LLP is contained in Exhibit 5.1.

24.1*	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

*	Filed herewith